UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

HAEMONETICS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	001-14041	04-2882273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 Summer Street
Boston, MA 02110
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: 781-848-7100
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	HAE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 4, 2023, the Board of Directors of Haemonetics Corporation (the “Company”) elected Diane M. Bryant as a director of the Company, effective immediately. Ms. Bryant recently served as Chairman and Chief Executive Officer of NovaSignal Corp., a medical technology and data company specializing in the assessment and management of brain health. Ms. Bryant previously served as Chief Operating Officer at Google Cloud and, prior to joining Google Cloud, spent 32 years at Intel Corporation where she held numerous leadership positions of increasing responsibility, including serving as Group President of the Data Center Group.

Ms. Bryant, who will stand for election by shareholders at the Company’s 2024 annual meeting of shareholders, has also been appointed to serve on the Compensation Committee and Technology Committee of the Board of Directors. As a non-employee director of the Company, Ms. Bryant will receive compensation as described in the “Directors’ Compensation” section of the Company’s definitive proxy statement for the 2023 annual meeting of shareholders, with an annual equity award having an approximate value of $200,000. Ms. Bryant will also enter into the Company's standard form of indemnification agreement, the form of which was previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2018.

A copy of the Company’s press release announcing the election of Ms. Bryant is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(e)

As described in Item 5.07 below, on August 4, 2023, the shareholders of the Company approved an amendment and restatement of the Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan (the “Amended Plan”), which authorizes 2,966,231 new shares for issuance under the Amended Plan and makes certain other changes, including clarifying certain definitions, adding objectively determinable corporate values measures to the types of performance goals that may be applicable to an award, clarifying certain exercisability provisions relating to stock options, augmenting language relating to compensation recoupment provisions and extending the term of the Amended Plan until August 3, 2033. A description of the material terms and conditions of the Amended Plan is provided in Item 4 of the Company’s definitive proxy statement for the 2023 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on June 16, 2023 and is incorporated herein by reference.

The foregoing description of the Amended Plan is qualified in its entirety by reference to a full and complete copy of the Amended Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2023 Annual Meeting of Shareholders was held on Friday, August 4, 2023. Of the 50,594,781 shares outstanding and entitled to vote at the meeting, 48,447,497 shares were represented at the meeting, constituting a quorum of 95.75%.

The results of the votes for each proposal considered at the meeting are set forth below:

1. The shareholders elected each of Christopher A. Simon, Robert E. Abernathy, Michael J. Coyle, Charles J. Dockendorff, Lloyd E. Johnson, Mark W. Kroll, Claire Pomeroy and Ellen M. Zane as directors for one-year terms expiring in 2024 based upon the following votes:

Nominees	For	Withhold	Broker Non-Votes
Christopher A. Simon	46,433,691	328,714	1,685,092
Robert E. Abernathy	45,088,242	1,674,163	1,685,092
Michael J. Coyle	46,424,781	337,624	1,685,092
Charles J. Dockendorff	45,030,197	1,732,208	1,685,092
Lloyd E. Johnson	42,123,209	4,639,196	1,685,092
Mark W. Kroll	46,097,712	664,693	1,685,092
Claire Pomeroy	46,378,877	383,528	1,685,092
Ellen M. Zane	39,666,573	7,095,832	1,685,092

2. The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	Against	Abstain	Broker Non-Votes
44,958,577	1,776,928	26,900	1,685,092

3. The shareholders approved, on an advisory basis, a frequency of one year for future advisory votes on the compensation of the Company’s named executive officers. The Board considered these voting results and other factors, and determined that the Company will hold future advisory votes on its executive compensation on an annual basis.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
45,575,266	175,185	987,404	24,550	1,685,092

4. The shareholders approved a proposal to adopt an amendment and restatement of the Haemonetics Corporation 2019 Long-Term Incentive Compensation Plan based upon the following votes:

For	Against	Abstain	Broker Non-Votes
45,678,506	1,058,808	25,091	1,685,092

5. The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2024 based upon the following votes:

For	Against	Abstain
47,679,417	748,049	20,031

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Haemonetics Corporation Amended and Restated 2019 Long-Term Incentive Compensation Plan
99.1	Press release dated August 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAEMONETICS CORPORATION

August 7, 2023	By:	/s/ Christopher A. Simon
	Name:	Christopher A. Simon
	Title:	President and Chief Executive Officer